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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statements Form S-8 (No. 333-31820), Form S-8 (No. 333-43412) and Form S-8 (No. 333-68292) pertaining to the HealthTronics Surgical Services, Inc. Stock Option Plan of our report dated February 21, 2003, with respect to the consolidated financial statements and schedule of HealthTronics Surgical Services, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Atlanta, Georgia

March 24, 2003

/s/ Ernst & Young LLP

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  Exhibit 23.1